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                                                                   Exhibit 10.78

                                 FIRST AMENDMENT
                                       TO
             ACKNOWLEDGMENT OF CONTROL OF PLEDGED SECURITIES ACCOUNT


      THIS FIRST AMENDMENT TO ACKNOWLEDGMENT OF CONTROL OF PLEDGED SECURITIES ACCOUNT (the "Amendment") is made as of the 22nd day of November, 1998 by and among MEDICIS PHARMACEUTICAL CORPORATION, a Delaware corporation ("Borrower"), and NORWEST BANK ARIZONA, NATIONAL ASSOCIATION, a national banking association (Lender"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Account Holder").

                              W I T N E S S E T H:

      WHEREAS, Borrower, Lender and Account Holder are parties to that certain Acknowledgment of Control of Securities Account Pledge and Security Agreement dated as of November 22, 1996 (as amended hereby and as hereafter amended, modified, supplemented, restated, extended or replaced from time to time, the "Agreement"), which governs the relationship among Borrower, Lender and Account Holder with respect to the Securities Account;

      WHEREAS, Borrower and Lender intend to increase the Acquisitions Credit Facility to $25,000,000 and extend the term of the Credit and Security Agreement dated as of August 3, 1995, as amended (the "Credit Agreement") and the Acquisitions Credit Facility for an additional two (2) years and make certain modifications and amendments to the terms of the Credit Agreement and other Loan Documents; and

      WHEREAS, Borrower and Lender intend to make certain modifications to the Securities Account Pledge and Security Agreement dated November 22, 1996, as amended (the "Pledge Agreement"), and such amendments must be reflected in the terms, provisions and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the foregoing premises, the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lender and Account Holder hereby agree as follows:

      1. Definitions. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.

      2. Recital. The second Recital of the Agreement is hereby deleted in its entirety and the following inserted therefor:

            WHEREAS, Borrower and Account Holder are parties to that certain Investment Advisory Agreement dated as of October 17, 1996 (as it may be amended, modified, supplemented, replaced, restated or extended from time to time with the consent of Lender, the "Investment Agreement"), pursuant to which
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      Account Holder has opened and maintains that certain Reserve Asset
      Management Account No. 13275500 (such account and any other "securities accounts" (as defined in the Uniform Commercial Code, as adopted in the States of Arizona and Minnesota), maintained by Borrower or any Affiliate of Borrower with Account Holder pursuant to the Investment Agreement that constitute Collateral securing the obligations of the Borrower in which Lender holds a valid, enforceable first priority lien and security interest, free and clear of any other liens, claims or encumbrances, are collectively referred to as the "Securities Account") and holds in the Securities Account all cash and securities initially deposited plus any additional cash and securities that may be received from time to time for the Securities Account, subject to Borrower's right to effect Entitlement Orders, withdrawals, investment requests or directions to the Account Holder with respect to the Securities Collateral from time to time;

      3. Account Holder's Responsibility. Section 2(d) of the Agreement is hereby deleted in its entirety and the following inserted therefor:

            (d) Notwithstanding anything to the contrary contained herein, Account Holder shall refuse any Entitlement Order or any other withdrawal, investment request or direction of Borrower with respect to the Securities Account and the financial assets therein, if, before or after affecting the Entitlement Order, withdrawal, investment request or direction of Borrower, the ratio of the outstanding and unpaid Advances to the Market Value of the Securities Accounts (the "Loan-to-Value Ratio") is or will be more than .75:1.0. For purposes hereof, the "Market Value of the Securities Account" means the value of all of the financial assets in any Securities Account that constitutes Collateral securing the obligations of the Borrower in which Lender holds a valid, enforceable first priority lien and security interest, free and clear of any other liens, claims or encumbrances, and, with respect to all such non-cash financial assets, the value of such financial assets marked-to-market as of the close of business on the last Banking Day of the immediately preceding month. Upon the written request of Borrower or Account Holder, Lender shall forthwith notify Account Holder of the then outstanding and unpaid Advances.

      4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona.

      5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which combined shall constitute one and the same instrument. This Amendment shall be deemed effective upon each party's receipt of a signed


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facsimile copy of this Amendment from the other party.

      6. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      7. Amendment. Except as otherwise amended hereby, all of the terms and provisions of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, Borrower, Lender and Account Holder have caused this Amendment to be executed as of the day and year first above written.


                                   BORROWER:

                                   MEDICIS PHARMACEUTICAL CORPORATION,
                                   a Delaware corporation

                                   By: /s/ Mark A. Prygocki, Sr.
                                       -----------------------------------
                                   Name:  Mark A. Prygocki, Sr.
                                   Title: Chief Financial Officer


                                   LENDER:

                                   NORWEST BANK ARIZONA, NATIONAL ASSOCIATION, a national banking association

                                   By: /s/ Tim Billings
                                       -----------------------------------
                                   Name:  Tim Billings
                                   Title: Vice President


                                   ACCOUNT HOLDER:

                                   NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association

                                   By:
                                       -----------------------------------
                                   Name:
                                   Title:


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